EMPLOYMENT AGREEMENT
                              --------------------





     This Agreement, made this 1st day of January, 1999, by and between Castle BancGroup, Inc., a Delaware corporation (the "Company"), and Dewey R. Yaeger of DeKalb, Illinois ("Employee").

                                   WITNESSETH:

     WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, upon the terms and conditions set forth herein,

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

     1.     Employment.  The  Company  hereby  employs Employee as its President
            ----------
and Chief Operating Officer, and Employee hereby accepts such employment by the Company, upon the terms and conditions herein set forth. The primary place of employment shall be at the Company's principal offices in DeKalb, Illinois, or at such other location as the Company may designate.

     2.     Term.  The  term  of  this Agreement shall commence as of January 1,
            ----
1999, and shall expire on December 31, 2000, unless sooner terminated as hereinafter set forth. After expiration of the initial term, and subject to the termination provisions hereinafter contained, the Agreement will be automatically renewed, on the terms and conditions set forth herein, bi-annually for a 24 month term as of January 1, 2001 and January 1 of each second calendar year thereafter; provided neither party has given written notice to the other party of its or his intent not to renew at least 90 days prior to the renewal date.

     3.     Duties.  Employee  will,  during  the  term  hereof:
            ------

     (a) faithfully and diligently do and perform all such acts and duties and furnish such services in his capacity as President and Chief Operating Officer of the Company, or in a similar senior executive position with the Company, as the Board of Directors or the Chief Executive Officer of the Company shall direct, and do and perform all acts in the ordinary course of the Company's business (with such limits as the Board of Directors or the Chief Executive Officer of the Company may prescribe) necessary and conducive to the Company's best interests;

     (b) devote his full time, energy, and skill to the business of the Company and to the promotion of the Company's best interests, except for vacations and absences made necessary because of illness; and

     (c) be subject to the Company's retirement policy from time to time in effect for officers and directors, and to all other Company policies related to employee conduct and performance.

     4.     Compensation.  (a)  The  Company  shall  pay  to  Employee  for  all
            ------------
services  to  be  performed  by  Employee  during  the  term  of this Agreement:

          (i) a Base Salary at the rate of $165,000 per annum, payable in periodic payments in accordance with the Company's practices for other executive, managerial, and supervisory employees, as such practices may be determined from time to time. The Board of Directors will review such Base Salary annually and, in its discretion, may grant increases thereof based upon Employee's performance; and

          (ii) any additional or special compensation, such as incentive pay or bonuses, based upon Employee's performance, as the Board of Directors of the Company in its or his discretion, may from time to time determine.

All such payments will be subject to such deductions as may be required to be made pursuant to law, government regulation or order, or by agreement with, or consent of, Employee.

     (b) In addition to the compensation payments set forth above, the Company agrees that during the term of this Agreement:

          (i) Employee shall be entitled to reimbursement by the Company for all reasonable expenses actually and necessarily incurred by him on its behalf in the course of his employment hereunder, for which he shall submit vouchers in a form satisfactory to the Company and which are approved by the Company in its sole discretion;

(ii) the Company will reimburse Employee for membership dues and special assessments at a country club in the DeKalb, Illinois area chosen by the Company.

     5.     Benefits.  Employee  shall  be  entitled to participate in such life
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insurance,  medical,  dental  and  disability  plans  ("Welfare Plans") and such pension. savings, profit sharing and retirement plans ("Retirement Plans") and stock option plans as may be adopted from time to time by the Company for the benefit of its employees. Employee also shall be entitled to 4 weeks of vacation with pay during each consecutive 12-month period commencing on January 1, 1999, and each January 1 thereafter during the term of his employment hereunder, to be taken at such times and in such periods as Employee and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by Employee hereunder.

     6.      Disability.  In the event that Employee is permanently disabled so
             ----------
as to be unable to fully perform his services hereunder, Employee's obligation to perform such services will terminate and the Company may terminate this Agreement upon ten days' written notice to Employee. In the event of such termination (a) Employee's Base Salary as defined in subparagraph 4(a) hereof shall continue during the then remaining term of the Agreement, reduced by any payments received by Employee during such term under a long-term disability plan or policy maintained by the Company; and (b) Employee will not be entitled to the benefits described in subparagraph 7(e) below. The Company shall have sole discretion, based on competent medical advice, to determine whether Employee is and continues to be permanently disabled for purposes of this paragraph.

     7.     Termination.  (a)  The  Board  of  Directors  of  the  Company  may
            -----------
terminate the employment of Employee with the Company at any time for "Good Cause". For purposes of the preceding sentence, "Good Cause" shall be deemed to exist if, and only if:

          (i)  Employee  shall  engage,  during  the  performance  of his duties hereunder, in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance;

          (ii) Employee shall be convicted of a criminal violation involving fraud or dishonesty;

          (iii)Employee shall materially breach the Agreement (other than by engaging in acts or omissions enumerated in clauses (i) and (ii) above or (iv) below), and such breach by its nature, is incapable of being cured, or such breach remains uncured for more than 30 days following receipt by Employee of written notice from the Company specifying the nature of the breach and demanding the cure thereof. The Company, in its discretion, may suspend all payments to Employee pursuant to paragraph 4 above, during such 30 day period. Any such suspended payments shall be paid to Employee as soon as possible after the end of such 30 day period if such breach is, in the judgment of the Company, cured by Employee during such 30 day period. For purposes of this clause
               (iii), inattention by Employee to his duties under the Agreement shall be deemed a breach capable of cure;

          (iv) Employee performs or fails to perform any act, which, in the judgment of the Board of Directors of the Company, if known to the customers, clients, stockholders or any regulators of the Company, or any of its affiliates, would materially and adversely impact on the business of the Company, or such affiliates; or

          (v) Employee performs or fails to perform any act that causes any regulatory body with jurisdiction over the Company, or any of its affiliates to demand, request, or recommend that Employee be suspended or removed from any position in which Employee serves with the Company or any of its affiliates or to initiate other enforcement actions against the Company, or any of its affiliates.

     Without limiting the generality of the foregoing, the following shall not constitute Good Cause for the termination of the employment of Employee or the modification or diminution of any of his authority hereunder:

          (i) any personal or policy disagreement between Employee and the Company, or Employee and any member of the Board of Directors of the Company; or

          (ii) any action taken by Employee in connection with his duties hereunder if Employee acted in good faith and in a manner he reasonably believed to be in, and not opposed to, the best interest of the Company and had no reasonable cause to believe his conduct was unlawful.

     (b) Employee shall have the right at any time during the term of the Agreement to terminate his employment with the Company for "Good Reason". "Good Reason" shall be deemed to exist if Employee terminates his employment because, without his express written consent, (A) the Company materially breaches any of the terms of the Agreement, (B) Employee is assigned duties materially inconsistent with his present position, duties, responsibilities, and status with the Company at the time of termination, (C) Employee's duties and responsibilities are substantially reduced, or (D) Employee's "Total Compensation" is substantially reduced. For purposes of this subparagraph (b) Total Compensation shall include Employee's Base Salary set forth in subparagraph 4(a)(i) above, cash bonuses or cash awards payable to Employee under any programs or plans maintained by the Company, contributions under any Retirement Plan maintained by the Company, stock options granted to Employee pursuant to a stock option plan maintained by the Company, paid vacation time, and benefits under Welfare Plans as may be approved from time to time by the Company for the benefit of its employees. A reason set forth in the preceding sentences shall constitute Good Reason only if it remains uncured for more than 30 days following receipt by the Company of written notice from Employee specifying the nature of the reason and demanding the cure thereof.

     (c) Employee shall have the right at any time during the term of the Agreement to terminate his employment with the Company without Good Reason upon giving thirty (30) days written notice of said termination to the Company.

     (d) The employment of Employee hereunder shall terminate upon the effective date of a Change in Control. A "Change in Control" shall be deemed to occur on the earliest of:

          (i) The acquisition by an entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, (other than members of the Board of Directors of the Company or a subsidiary of the Company, or a tax qualified retirement plan maintained by the Company or a subsidiary of the Company) of more than 30 percent of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Stock");

          (ii) The commencement by any entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 30 percent of the outstanding Voting Stock of the Company;

          (iii)Notwithstanding the foregoing, sections 7(d)(i) and 7(d)(ii) shall not apply to any acquisition, tender offer, exchange offer or other transaction that is recommended by the Company's senior management and approved by the Company's board of directors.

          (iv) The effective time of a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 51 percent of the Voting Stock of the surviving or resulting corporation;

          (v) The election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (I) three directors or
               (II) directors constituting a majority of the number of directors of the Company then in office; or

          (vi) The sale by the Company of a majority of the Voting Stock, or substantially all of the property of the Company, to an entity of which the Company owns less than 51 percent of the Voting Stock.

     (e) The following provisions will apply (A) during the initial or any renewal term of the Agreement (1) if the employment of Employee with the Company is terminated by the Company for any reason other than Good Cause, (2) if Employee terminates his employment for Good Reason, or (3) if the employment of Employee terminates following a "Change in Control" and Employee is not, within 90 days following the Change in Control, offered a contract for employment in a position comparable in compensation, location, duties and responsibilities to those then applicable under the Agreement, by the successor in control of the Company, or by another employer, or (B) if the Company gives a notice of nonrenewal to Employee, pursuant to paragraph 2 above, and within 90 days after the date of expiration of the term of this Agreement, (1) the employment of Employee with the Company is terminated by the Company for any reason other than Good Cause, or (2) Employee terminates his employment for Good Reason.

     (i) An amount equal to $600,000 shall be payable to Employee either (1) in a lump sum as soon as practicable following the date of termination of employment, or (2) in annual installments over a period not to exceed five years, commencing as soon as practicable after the date of termination of employment, as shall be selected by the Board of Directors in its sole and uncontrolled discretion. In the event payments are made in installments, each installment shall include interest on the then unpaid balance at a rate equal to the rate on five year United States Treasury Notes in effect on the date each such installment is paid. Payments to Employee pursuant to this clause (i) shall be in lieu of any payment or benefit that might otherwise be payable under any severance plan or policy maintained by the Company.

     (ii) Employee shall receive any and all benefits accrued under any of the Retirement Plans, to the date of his termination, the amount, form and time of payment of such benefits to be determined by the terms of such Plans.

     (iii)If, upon termination of his employment  pursuant to subparagraph  (b),
          (d) or (e), Employee holds any options with respect to stock of the Company that are not then exercisable, the Company will pay Employee an amount by which the aggregate fair market value of the stock purchasable upon exercise of such options exceeds the aggregate exercise price.

     (iv) During the period equal to the greater of (a) 24 months, or (b) the remainder of the initial term of the Agreement pursuant to paragraph 2 (the "Severance Period"), Employee and his dependents will continue to be covered by all Welfare Plans made available by the Company in which he or his dependents were participating immediately prior to the date of his termination as if he continued to be an employee of the Company, provided that, if participation in any one or more of such Plans is not possible under the terms thereof, the Company will provide substantially identical benefits. If, however Employee obtains employment with another employer during the Severance Period, such coverage shall be provided only to the extent that the coverage exceeds the coverage of any substantially similar plans provided by his new employer. Coverage under this clause (iv) shall be applied in satisfaction of the obligations of the Company to provide continued group health coverage under Section 4980B of the Internal Revenue Code of 1986, as amended, and Sections 601-609 of the Employee Retirement Income Security Act of 1974, as amended.

     (v) No payments or benefits payable to or with respect to Employee during the Severance Period pursuant to this subparagraph (e) shall be reduced by any amount Employee or his dependents, spouse or beneficiary may earn or receive from employment with another employer or from any other source, except as expressly provided in the last sentence of subparagraph (iv) of this paragraph (e).

     (vi) Upon the death of Employee all amounts payable hereunder to Employee pursuant to this subparagraph (e) shall be paid to his heirs or personal representatives.

     (f) If the employment of Employee with the Company is terminated by the Company for Good Cause, or by the voluntary action of Employee without Good Reason, other than due to a Change in Control, Employee's Base Salary (at the rate most recently determined) and a bonus (a pro rata portion of the bonus paid for the most recent calendar year) shall be paid to him through the date of his termination, and the Company shall have no further obligation to Employee under the Agreement. Such termination shall have no effect upon Employee's other rights, including but not limited to rights under the Welfare Plans and Retirement Plans referred to in paragraph 5 above.

8.    Death.  If  Employee  dies  during  the  term  of  the  Agreement:
      -----

     (a) The Company agrees to pay to Employee's spouse, or if not then living, to his lawful descendants per stirpes, or if none are then living, to
                                    --- -------
          the personal representative of his estate, or if no such estate is opened within three months following the date of death of Employee, to the trustee of a trust established by Employee pursuant to the terms of his last will and testament or during his lifetime, in a lump sum within 30 days after the date of death (unless the recipient and the Company materially agree in writing that such payments shall be made in some other manner), an amount equal to the aggregate Base Salary that would have been paid to Employee during the remaining term of the Agreement. The Company, in its discretion, shall have the right to purchase a policy or policies of insurance on the life of Employee for the purpose of providing funds to pay benefits pursuant to this clause
          (a). The Company shall at all times be the owner and beneficiary of such policy or policies and such policies and the proceeds therefrom shall at all times be subject to the claims of creditors of the Company; and

     (b) During the twelve month period commencing on the date of Employee's death, the spouse and dependents of Employee shall continue to participate under all Welfare Plans made available by the Company in which Employee or his spouse and dependents were participating immediately prior to the date of his death; provided that, if participation in any one or more of such Plans is not possible under the terms thereof, the Company will provide substantially identical benefits.

Any death benefits payable under this paragraph 8 are in addition to any other benefits due to Employee or his beneficiaries, spouse or dependents from the Company including, but not limited to, payments under any of the Welfare Plans and Retirement Plans.

     9.     Restrictive  Covenant.  During  the term of the Agreement, and for a
            ----------------------
period of two years following the termination of Employee's employment with the Company for any reason, including termination occasioned by the expiration of the terms of the Agreement, Employee shall not,

     (a) within a sixty (60) mile radius of DeKalb, Illinois, engage in, or work for, or own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest in, any individual, partnership, firm, corporation or institution engaged in the same or similar activities to those now or hereafter carried on by the Company;

     (b) directly or indirectly interfere with the relationship of the Company and any of its employees, agents or representatives;

     (c) directly or indirectly divert or attempt to divert from the Company any business in which the Company has been actively engaged during the term hereof, nor interfere with the relationships of the Company with its dealers, distributors, sources of supply or customers; and

     (d)  contact any customers of the Company.

     Any breach of this restrictive covenant by Employee will result in the forfeiture by Employee and all other persons of any and all rights to benefits under the Agreement that are unpaid at the time of breach and in such event the Company shall have no further obligation to pay any amounts related thereto.

     10.     Nondisclosure  of  Confidential Information.  Employee acknowledges
             --------------------------------------------
that the Company may disclose certain confidential information to Employee during the term of the Agreement to enable him to perform his duties hereunder. Employee hereby covenants and agrees that he will not, without the prior written consent of the Company, during the term of the Agreement or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of the Company. For purposes of the Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, customer information, financial information, plans, or any other information of whatever nature in the possession or control of the Company which has not been published or disclosed to the general public, or which gives to the Company an opportunity to obtain an advantage over competitors who do not know of or use it. Employee further agrees that if his employment hereunder is terminated for any reason, he will leave with the Company and will not take originals or copies of any and all records, papers, programs, computer software and documents and all matter of whatever nature which bears secret or confidential information of the Company.

     The foregoing paragraph shall not be applicable if and to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after Employee and his legal counsel urge that the aforementioned confidentiality be preserved.

     Employee agrees promptly to reduce to writing and to disclose and assign, and hereby does assign, to the Company, its parent, subsidiaries, successors, assigns and nominees, all inventions, discoveries, improvements, copyrightable material, trademarks, programs, computer software and ideas concerning the same, capable of use in connection with the business of the Company, which Employee may make or conceive, either solely or jointly with others, during the period of his employment by the Company, its parent, subsidiaries or successors.

     Employee agrees, without charge to the Company and at the Company's expense, to execute, acknowledge and deliver to the Company all such papers, including applications for patents, applications for copyright and trademark registrations, and assignments thereof, as may be necessary, and at all times to assist the Company, its parent, subsidiaries, successors, assigns and nominees in every proper way to patent or register said programs, computer software, ideas, inventions, discoveries, improvements, copyrightable material or trademarks in any and all countries and to vest title thereto in the Company, its parent, subsidiaries, successors, assigns or nominees.

     Employee will promptly report to the Company all discoveries, inventions, or improvements of whatsoever nature conceived or made by him at any time he was employed by the Company, its parent, subsidiaries or successors. All such discoveries, inventions and improvements which are applicable in any way to the Company's business shall be the sole and exclusive property of the Company.

The covenants set forth in this paragraph which are made by Employee are in consideration of the employment, or continuing employment of, and the compensation paid to, Employee during his employment by the Company. The foregoing covenants will not prohibit Employee from disclosing confidential or other information to other employees of the Company or to third parties to the extent that such disclosure is necessary to the performance of his duties under the Agreement.

     Any breach of this covenant of nondisclosure will result in the forfeiture by Employee and all other persons of any and all rights to benefits under the Agreement that are unpaid at the time of breach and in such event the Company shall have no further obligation to pay any amounts related thereto.

     11.   Additional Remedies. Employee recognizes that irreparable injury will
          ---------------------
result to the Company and to its business and properties in the event of any breach by Employee of any of the provisions of paragraphs 9 and 10 of the Agreement or either of them, and that Employee's continued employment is predicated on the commitments undertaken by him pursuant to said paragraphs. In the event of any breach of any of Employee's commitments pursuant to paragraphs 9 and 10 or either of them, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such commitments by Employee or by any person or persons acting for or with Employee in any capacity whatsoever.

     12.   Nonassignment. The Agreement is personal to Employee and shall not be
           --------------
assigned by him. Employee shall not hypothecate, delegate, encumber, alienate, transfer or otherwise dispose of his rights and duties hereunder. The Company may assign the Agreement without Employee's consent to any other entity who, in connection with such assignment, acquires all or substantially all of the Company's assets or into or with which the Company is merged or consolidated.

     13.     Waiver.  The  waiver  by the Company of a breach by Employee of any
             ------
provision of the Agreement shall not be construed as a waiver of any subsequent breach by Employee.

     14.     Severability. If any clause, phrase, provision or portion of the
             -------------
Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of the Agreement and shall not affect the application of any clause, provision, or portion hereof to other persons or circumstances.

     15.     Benefit. The provisions of the Agreement shall inure to the
             --------

benefit of the Company, its successors and assigns, and shall be binding upon the Company and Employee, its and his heirs, personal representatives and successors, including without limitation Employee's estate and the executors, administrators, or trustees of such estate.

     16.     Relevant Law. The Agreement shall be construed and enforced
             --------------
in accordance with the laws of the State of Illinois.

     17.     Notices. All notices, requests, demands and other communications in
             --------
connection with the Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

          (a)  If to the Company:

               Castle  BancGroup,  Inc.
               121  W.  Lincoln  Highway
               DeKalb,  Illinois  60115

               Attn:  Chief  Executive  Officer

          (b)  If  to  Employee:

     18.     Entire  Agreement.  The  Agreement  sets  forth  the  entire
             ------------------
understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof; and the Agreement shall not be modified or amended except by written agreement of the Company and Employee.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement on the date first set forth above.


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                            CASTLE  BANCGROUP,  INC.



                            By:  /s/  John  W.  Castle
                            ---------------------
                                 Chairman  and  Chief  Executive  Officer




                                /s/  Dewey  R.  Yaeger
                            ----------------------
                                President  and  Chief  Operating  Officer


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